Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 5, 2017 relating to the balance sheet of Venator Materials PLC appearing in the Registration Statement No. 333-217753 on Form S-1.

/s/ Deloitte & Touche LLP

Houston, Texas

August 15, 2017